UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2011

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 15, 2011, Analogic Corporation (“we”, “us”, “our”) approved an annual incentive bonus program for fiscal 2012 (the “FY12 AIP”). For our executive officers, the FY12 AIP is based on the achievement of revenue, non-GAAP earnings per share, and return on invested capital targets. Under the FY12 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above. For our executive officers, any amounts earned for performance in excess of target will be paid 50% in cash and 50% in our common stock. Our non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that we consider to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition-related expenses. No such item is used to calculate a non-GAAP measure without the approval of the Audit Committee of our Board of Directors.

The target bonus under the FY12 AIP for James W. Green, our President and Chief Executive Officer, is 100% of his $525,000 base salary for fiscal 2012, or $525,000. The target bonus for John J. Fry, our Senior Vice President, General Counsel and Corporation Secretary, is 50% of his $328,301 base salary for fiscal 2012, or $164,151. The target bonus under the FY12 AIP for Michael L. Levitz, our Senior Vice President, Chief Financial Officer, and Treasurer, is 50% of his $303,293 base salary for fiscal 2012, or $151,647. The target bonus under the FY12 AIP for Donald B. Melson, our Vice President – Corporate Controller, is 35% of his $237,633 base salary for fiscal 2012, or $83,172.

On September 15, 2011, we approved a long-term incentive program (the “FY12-14 LTIP”). Each of our executive officers received a long-term incentive award consisting of performance-contingent restricted stock units (the “RSUs”) and non-statutory stock options (the “Stock Options”) under the FY12-14 LTIP. The RSUs will vest based upon achievement of a cumulative non-GAAP earnings per share target and a relative total shareholder return (“TSR”) target over the three year period ending July 31, 2014. For our executive officers, achievement in whole or in part of each target will result in the vesting of up to one-half of the RSUs awarded, based on pre-defined formulas. For each performance metric, above-target achievement will result in vesting of up to the total number of RSUs awarded, which is twice the target amount, based on pre-defined formulas. All RSUs earned based on achievement of the performance targets will cliff-vest on July 31, 2014. Relative TSR will be calculated based on our TSR relative to the performance of the Russell 2000 stock index. The Stock Options are subject to time-based vesting and will vest in three annual installments beginning on September 15, 2012 and ending on September 15, 2014.

As of September 15, 2011, units available under our 2009 Stock Incentive Plan were insufficient for us to grant the entirety of the approved FY12-14 LTIP awards for our executive officers. Accordingly, the Stock Options were granted to each executive officer on September 15, 2011. The grant of the RSUs is contingent on shareholder approval of additional units at the Annual Meeting of Shareholders expected to be held in January 2012.

The table below summarizes the long-term incentive awards for our named executive officers under the FY12-14 LTIP:

	RSUs(1)
Name	At Target	At Maximum Performance	Stock Options
James Green	13,321	26,642	19,982
John Fry	5,236	10,472	7,854
Michael Levitz	4,837	9,674	7,256
Donald Melson	2,756	5,512	4,135

(1)	The RSUs are subject to the conditions described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 21, 2011	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel, and Secretary